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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Proxy Statement of our reports dated February 24, 1998 on our audits of the consolidated financial statements and financial statement schedules of Corporate Office Properties Trust. We also consent to the reference to our firm under the caption "EXPERTS."



/s/ PRICEWATERHOUSECOOPERS LLP



Philadelphia, PA
July 20, 1998